Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Robbins & Myers, Inc. and Subsidiaries of our reports dated October 27, 2011, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Robbins & Myers, Inc. and Subsidiaries included in the Annual Report to Shareholders of Robbins & Myers, Inc. and Subsidiaries for the year-ended August 31, 2011.

We consent to the incorporation by reference in the Registration Statements (Form S-8’s) pertaining to the Stock Option Plan for Non-Employee Directors (No.33-43625, dated November 1, 1991), 1994 Directors’ Stock Compensation Plan (No. 33-84032, dated September 13, 1994), Robbins & Myers, Inc. 1994 Long-term Incentive Stock Plan (No. 333-00291, dated January 19, 1996), Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996), Robbins & Myers, Inc. 1999 Long-term Incentive Stock Plan (No. 333-35856, dated April 28, 2000 and 333-81558 dated January 29, 2002), the Robbins & Myers, Inc. 2004 Stock Incentive Plan as Amended (No. 333-121899, dated January 7, 2005), the Registration Statement (Form S-3, No. 333-31235, dated July 14, 1997) pertaining to Investor Stock Purchase Plan, the Registration Statement (Form S-3 ASR, No. 333-152874, dated August 8, 2008, as amended by Post-Effective Amendment No. 1 filed on October 30, 2009) pertaining to an offering by a selling shareholder, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-170502, dated January 10, 2011) pertaining to the T-3 Energy Services, Inc. 2002 Stock Incentive Plan (As Amended and Restated Effective June 14, 2010), of our report dated October 27, 2011, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Robbins & Myers, Inc. and Subsidiaries for the year ended August 31, 2011.

/s/ Ernst & Young LLP

Cincinnati, Ohio

October 27, 2011